Exhibit 99.1

Contact:

John Mills, Partner

ICR, Inc.

646-277-1254

ir@nutrisystem.com

John.Mills@Icrinc.com

NUTRISYSTEM ANNOUNCES SECOND QUARTER 2018 FINANCIAL RESULTS, EXCEEDING EXPECTATIONS

Company Reported $191.3 Million of Revenue for Second Quarter 2018

Net Income Increased 7% to $26.1 Million for Second Quarter 2018

Fort Washington, PA—July 30, 2018—Nutrisystem, Inc. (Nasdaq: NTRI), a leading provider of health and wellness and weight management products and services including Nutrisystem® and South Beach Diet® brands, today reported financial results for the quarter and six months ended June 30, 2018.

Dawn Zier, President and Chief Executive Officer, stated, “We’re pleased to have exceeded second quarter guidance. Our multi-brand strategy, supported by two highly recognized names in the health and wellness industry, is working well and provides a strong, scalable platform for future growth.”

Ms. Zier added, “Our announcements around the recently launched DNA Body Blueprint™ and the branded lines of vitamin packs showcase our focus on science-backed personalized nutrition to drive not only weight loss, but overall health. We believe our efforts to date, coupled with second-half investments in our innovation pipeline, branding and digital media expansion, will pave the way for meaningful growth and profitably expand customer reach in 2019 and beyond.”

The following are key financial highlights for the period. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

Second Quarter 2018 Compared to Second Quarter 2017

•	Revenue was $191.3 million compared to $194.9 million.
•	Gross margin was 53.8% compared to 54.3%.
•	Net income was $26.1 million compared to $24.4 million.
•	Diluted income per common share was $0.87 compared to $0.80.
•	Adjusted EBITDA was $41.0 million compared to $42.5 million.
•	Company repurchased $15 million of common stock during the second quarter of 2018 for a total of $25 million during the first six months of 2018.
•	The Board of Directors has declared a quarterly dividend of $0.25 per share, payable August 20, 2018 to stockholders of record as of August 9, 2018.

Mike Monahan, Chief Financial Officer, commented, “Our second quarter and year-to-date results demonstrate the strength of our business model as we continued to generate solid EBITDA. We were able to repurchase $25 million of stock in the first six months of the year and will continue to use our strong free cash flow to enhance the long-term value of our company.”

Third Quarter and Updated Full Year 2018 Guidance

The Company’s third quarter and full year 2018 guidance is outlined below. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

•

Third quarter revenue is expected to be in the range of $162 to $167 million, net income between $14.9 and $16.5 million, diluted income per common share between $0.50 and $0.55, and adjusted EBITDA between $25.5 and $27.5 million.

•

Full year 2018 revenue is expected to be in the range of $693 to $708 million, net income between $62.4 and $65.5 million compared to the previous range of $61.8 to $64.8 million, diluted income per common share between $2.07 and $2.17 compared to the previous range of $2.04 to $2.14, and adjusted EBITDA between $106.5 and $110.5 million.  The South Beach Diet brand is expected to contribute approximately $70 million in revenue in 2018.

Conference Call and Webcast

Management will host a conference call to discuss second quarter 2018 financial results today at 5:00 PM Eastern time. The conference call will include remarks from President and Chief Executive Officer, Dawn Zier, Chief Financial Officer, Mike Monahan, and Chief Marketing Officer, Keira Krausz. A webcast of the conference call will be available live on the Investor Relations section of Nutrisystem's website at www.nutrisystem.com. Interested parties unable to access the conference call via the webcast may dial 877-407-3982. A replay of the conference call will be available on the Company’s website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 13680849.

Non-GAAP Financial Measures

Within this press release, the Company makes reference to a non-GAAP financial measure (adjusted EBITDA) which has a directly comparable GAAP financial measure (net income). EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation expense. The Company excludes non-cash employee compensation expense because it is a non-cash expense that is not reflective of the ongoing cash expense of the Company. Adjusted EBITDA is provided so that investors have the same financial data that management uses to assess the Company’s operating results with the belief that it will assist the investment community in properly assessing the ongoing performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as third quarter and updated full year 2018 guidance, and the Company’s financial and operational outlook, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to cybersecurity breaches, risks that consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s food offerings including its pre-packaged foods, risks relating to the effectiveness and efficiency of the Company’s advertising campaigns and marketing expenditures, including existing brands and the launch of new brands, which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company is unable to obtain sufficient quantities, quality and variety of food products in a timely and low-cost manner from its food vendors, risks of exposure to product liability claims if the use of the Company’s products results in illness or injury, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other weight management providers. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the results of any revisions to the forward-looking statements made in this press release.

About Nutrisystem, Inc.

Nutrisystem, Inc. (Nasdaq: NTRI) is a leading provider of health and wellness and weight management products and services including Nutrisystem® and South Beach Diet® brands, having helped millions of people lose weight over the course of more than 45 years. The Company’s multi-brand approach to weight management includes multiple plans for 2018. For more information, go to NutrisystemNews.com and Newsroom.SouthBeachDiet.com.

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
REVENUE	$191,311	$194,894	$402,241	$407,571

COSTS AND EXPENSES:
Cost of revenue	88,371	89,097	187,022	187,327
Marketing	47,169	44,840	133,149	126,518
Selling, general and administrative	18,104	21,405	38,583	40,994
Depreciation and amortization	3,851	3,789	7,600	7,566
Total costs and expenses	157,495	159,131	366,354	362,405
Operating income	33,816	35,763	35,887	45,166
INTEREST INCOME, net	(112)	(2)	(198)	(26)
Income before income tax expense	33,928	35,765	36,085	45,192
INCOME TAX EXPENSE	7,792	11,330	7,146	13,273
Net income	$26,136	$24,435	$28,939	$31,919
BASIC INCOME PER COMMON SHARE	$0.88	$0.82	$0.97	$1.07
DILUTED INCOME PER COMMON SHARE	$0.87	$0.80	$0.96	$1.05
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,364	29,696	29,597	29,627
Diluted	29,679	30,206	29,911	30,096
DIVIDENDS DECLARED PER COMMON SHARE	$0.250	$0.175	$0.500	$0.350

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except par value amounts)

	June 30,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,305	$24,654
Short term investments	55,244	47,568
Receivables	17,944	17,871
Inventories	33,496	44,266
Prepaid income taxes	193	6,441
Prepaid expenses and other current assets	8,276	11,758
Total current assets	143,458	152,558
FIXED ASSETS, net	28,674	31,549
INTANGIBLE ASSETS, net	12,584	13,084
DEFERRED INCOME TAXES	2,775	3,202
OTHER ASSETS	1,236	1,150
Total assets	$188,727	$201,543
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$35,227	$34,816
Accrued payroll and related benefits	3,251	15,229
Deferred revenue	11,698	7,991
Other accrued expenses and current liabilities	5,996	6,068
Total current liabilities	56,172	64,104
NON-CURRENT LIABILITIES	1,752	1,636
Total liabilities	57,924	65,740

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value (5,000 shares authorized, no shares issued and outstanding)	0	0
Common stock, $.001 par value (100,000 shares authorized; shares issued – 30,957 at June 30, 2018 and 30,729 at December 31, 2017)	31	31
Additional paid-in capital	76,368	69,245
Treasury stock, at cost, 1,520 shares at June 30, 2018 and 679 shares at December 31, 2017	(43,267)	(16,359)
Retained earnings	97,936	83,035
Accumulated other comprehensive loss	(265)	(149)
Total stockholders’ equity	130,803	135,803
Total liabilities and stockholders’ equity	$188,727	$201,543

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$28,939	$31,919
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,600	7,566
Share–based compensation expense	5,437	5,274
Deferred income tax expense (benefit)	81	(534)
Other charges	43	12
Changes in operating assets and liabilities:
Receivables	(73)	2,081
Inventories	10,770	10,585
Prepaid expenses and other assets	3,526	1,542
Accounts payable	403	(489)
Accrued payroll and related benefits	(11,978)	(2,550)
Deferred revenue	5,044	1,294
Income taxes	6,294	5,842
Other accrued expenses and liabilities	(310)	254
Net cash provided by operating activities	55,776	62,796
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short term investments	(18,651)	(17,702)
Proceeds from sales of short term investments	10,784	6,298
Capital additions	(3,863)	(5,736)
Net cash used in investing activities	(11,730)	(17,140)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	1,686	3,537
Employee tax withholdings related to the vesting of equity awards	(1,912)	(1,573)
Repurchase of common shares for treasury	(24,996)	0
Repurchase and retirement of common shares	0	(785)
Payment of dividends	(15,173)	(10,637)
Net cash used in financing activities	(40,395)	(9,458)
NET INCREASE IN CASH AND CASH EQUIVALENTS	3,651	36,198
CASH AND CASH EQUIVALENTS, beginning of period	24,654	9,623
CASH AND CASH EQUIVALENTS, end of period	$28,305	$45,821

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net income	$26,136	$24,435	$28,939	$31,919
Interest income, net	(112)	(2)	(198)	(26)
Income tax expense	7,792	11,330	7,146	13,273
Depreciation and amortization	3,851	3,789	7,600	7,566
EBITDA	37,667	39,552	43,487	52,732
Non-cash employee compensation expense	3,341	2,957	5,437	5,274
Adjusted EBITDA	$41,008	$42,509	$48,924	$58,006

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP GUIDANCE

(Unaudited, in thousands)

	Three Months Ending September 30, 2018		Year Ending December 31, 2018
	Low	High	Low	High

Net income	$14,914	$16,455	$62,402	$65,512
Interest income, net	(110)	(110)	(400)	(400)
Income tax expense	4,446	4,905	17,858	18,748
Depreciation and amortization	3,920	3,920	15,840	15,840
EBITDA	23,170	25,170	95,700	99,700
Non-cash employee compensation expense	2,330	2,330	10,800	10,800
Adjusted EBITDA	$25,500	$27,500	$106,500	$110,500